Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Pre-Effective Amendment No. 4 to Registration Statement (File No. 333-280834) on Form F-1 of our report dated March 29, 2024 with respect to the audited consolidated financial statements of Metros Development Co., Ltd. as of November 30, 2023 and 2022, and for each of the three years in the period ended November 30, 2023.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malonebailey.com
Tokyo, Japan
November 22, 2024